As filed with the Securities and Exchange Commission on September 11, 2023

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0363723
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Jinhua New Energy Vehicle Town
Jinhua, Zhejiang Province
People’s Republic of China

321016

(Address of Principal Executive Offices) (Zip Code)

Kandi Technologies Group, Inc.

2008 Omnibus Long-Term Incentive Plan (Amendment No. 2)

(Full title of the plan)

Dong Xueqin, Chief Executive Officer

Kandi Technologies Group, Inc.

Jinhua New Energy Vehicle Town

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(86 - 579) 8223-9856

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Elizabeth F. Chen, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 326-0199

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), relating to (i) 5,000,000 unallocated shares of common stock, par value $0.001 per share (the “Common Stock”) which may be issuable pursuant to the 2008 Plan, and (ii) 5,000,000 shares of the Common Stock (the “Stock Option Shares” or “Shares”), issuable upon the exercise of stock options granted under the Kandi Technologies Group, Inc. 2008 Omnibus Long-Term Incentive Plan, as amended on May 20, 2015 and further amended on December 28, 2018 (the “2008 Plan”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of Stock Option Shares on a continuous or delayed basis that may be deemed to be “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our employees identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling securityholders pursuant to equity awards, granted to the selling securityholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the 2008 Plan (the “Recipients”) with documents that contain information related to the 2008 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Dong Xueqin

Chief Executive Officer

 Jinhua New Energy Vehicle Town
Jinhua, Zhejiang Province
People’s Republic of China

Tel: (86 - 579) 8223-9856

REOFFER PROSPECTUS

5,000,000 Shares

Kandi Technologies Group, Inc.

Common Stock

Issuable under certain awards

granted under the 2008 Plan

This Reoffer Prospectus relates to the public resale, from time to time, of an aggregate of 5,000,000 (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of Kandi Technologies Group, Inc. (“Kandi,” the “Company,” “us,” “our,” or “we”) by certain securityholders identified herein in the section entitled “Selling Securityholders.” Such shares may be acquired in connection with awards granted under the Kandi Technologies Group, Inc. 2008 Omnibus Long-Term Incentive Plan (the “2008 Plan”). You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the Nasdaq Global Select Market, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 6 of this prospectus). We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This Reoffer Prospectus has been prepared for the purposes of registering the resale of our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this Reoffer Prospectus. The Selling Securityholders identified in this Reoffer Prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this Reoffer Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this Reoffer Prospectus.

Our Common Stock is quoted on the Nasdaq Global Select Market under the symbol “KNDI” and the last reported sale price of our Common Stock on September 7, 2023 was $3.23 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 11, 2023

Kandi Technologies Group, Inc.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, future events and financial performance, our operations, strategies and expectations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this or any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties and assumptions, including but not limited to global and domestic market and business conditions, our successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUMMARY

The Securities and Exchange Commission (the “Commission”) allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

Business Overview

Kandi Technologies Group, Inc. is a Delaware holding company, with its common stock being traded on the NASDAQ Global Select Market. As a holding company with no material operations of its own, a substantial majority of the operations are conducted through our wholly-owned subsidiaries established in the People’s Republic of China, or the PRC, including Zhejiang Kandi Technologies Group, Co. Ltd. (“Zhejiang Kandi Technologies”) and its subsidiaries and U.S. wholly-owned subsidiaries SC Autosports, LLC (“SC Autosports”) and its subsidiary.

Originally, our primary business operations consisted of designing, developing, manufacturing and commercializing electric vehicle (“EV”) products and EV parts. However, in recent years, some EV enterprises in China are seizing market share at the cost of huge losses. We gradually realized that the EV market of China has not reached a healthy and orderly development stage. Therefore, with our financial condition, it is unwise to participate in this “loss competition” at this stage. We firmly believe that only with the maturity of changing-battery-model can EVs be truly popularized. Since we have advanced EV intelligent battery swap equipment, large manufacturing capacity of EV with intelligent battery swap mode and dozens of patented technologies in battery swap, our development strategy in the field of online car hailing with battery swap mode has been adjusted to continue to explore and improve in the way of small batch trial operation, and will join back in such business when the EV market of China enters a healthy and orderly development stage. Now with the global trend of “fuel to electrification” of off-road vehicles becoming more and more obvious, the market demand is skyrocketing. In 2022, our PRC entities, including Zhejiang Kandi Technologies, Kandi Hainan and Hainan Kandi Holding have applied EV technology to off-road vehicle products and launched a variety of pure electric utility vehicles (“UTV”), Neighborhood EVs (“NEVs”), Golf carts and off-road crossover vehicles. We will fully enter the off-road vehicle market utilizing the high-end technology that accumulated by Kandi in the field of EVs over the past years, and strive to achieve a leading position in this field in China within three years.

We do not believe that our major business is within the targeted areas of concern by the Chinese government. However, Kandi Technologies Group, Inc. is a holding company in Delaware and the majority of our business is conducted through the operations by our subsidiaries in the PRC. Therefore, there are risks that the Chinese government may in the future seek to affect operations of any company with any level of operations in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. Additionally, we are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Due to the fact that PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, direct recognition and enforcement in PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult, time-consuming, costly or even impossible, the investors may even need to sue again in one of the courts under PRC jurisdiction. Therefore, our investors may experience difficulties in effecting service of legal process, enforcing judgements or bringing original actions based on United States or foreign laws against us or our management. Changes in currency conversion policies in China and fluctuation in exchange rates may also have a material adverse effect on our business and the value of our securities. During the previous few decades, the economy of China had experienced unprecedented growth. This growth has slowed in the recent years, and if the growth of the economy continues to slow or if the economy contracts, our financial condition may be materially and adversely affected. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. For a more detailed description of the risks regarding our business structure, please see “Risks Related to Doing Business in China” in pages 22-29. It is still unclear about the scope and the impact of these new regulations, however, these risks could result in a material change in the value of our securities or cause the value of our securities to significantly decline or be worthless.

Corporate Information

Kandi’s primary business location is located at Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, People’s Republic of China. Our telephone number is (86 - 579) 8223-9856 and our Internet website address is http://www.kandivehicle.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

The Offering

Outstanding Common Stock:	79,039,558 shares of our Common Stock are outstanding as of September 7, 2023.

Common Stock Offered:	Up to 5,000,000 shares of Common Stock for sale by the selling securityholders for their own account pursuant to the 2008 Plan.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this Reoffer Prospectus on page 5.

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the 2008 Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	KNDI

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks we have described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, as filed with the Commission on March 16, 2023, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The shares which may be sold under this Reoffer Prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

The following table sets forth, as of September 7, 2023 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by the Selling Securityholders, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 79,039,558 shares of Common Stock outstanding as of the Determination Date. Each share of Common Stock has the right to one vote per share.

The Shares offered by the Selling Securityholders hereunder include restricted shares and shares of Common Stock issuable under restricted stock units held by certain current and former employees of the Company pursuant to the 2008 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this Reoffer Prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Relationship to the	Number of Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Company	Number	Percent (%)	Offered	Number	Percent (%)
Guo Zhongyuan	Employee	500,000	*	500,000	0	0%
Fan Wenbin	Employee	500,000	*	500,000	0	0%
Sun Chenming	Employee	500,000	*	500,000	0	0%
Ying Jinfeng	Employee	500,000	*	500,000	0	0%
Zheng Mingyang	Employee	500,000	*	500,000	0	0%
Zhu Xiaoying	Employee	400,000	*	400,000	0	0%
Che Jianhua	Employee	400,000	*	400,000	0	0%
Ling Jingtong	Employee	400,000	*	400,000	0	0%
Chen Ming	Employee	300,000	*	300,000	0	0%
Ying Qingfeng	Employee	250,000	*	250,000	0	0%
Xu Guoyao	Employee	250,000	*	250,000	0	0%
Kong Xingran	Employee	250,000	*	250,000	0	0%
Gao Shuping	Employee	250,000	*	250,000	0	0%

*	less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on an aggregate of 79,039,558 shares of Common Stock outstanding as of September 7, 2023.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders; or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Pryor Cashman LLP.

EXPERTS

Our balance sheets as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Commission. Our SEC filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Our Transition Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at http://www.kandivehicle.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Kandi Technology Group, Inc., Attention: Lin Wang, Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, People’s Republic of China, Tel: (86 - 579) 8223-9856, Email: wl@kandigroup.com.

Kandi Technology Group, Inc.

5,000,000 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

September 11, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Commission on March 16, 2023;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on May 10, 2023 and August 8, 2023, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed on January 5, 2023, January 11, 2023, April 28, 2023 and June 23, 2023; and

(d)	The description of the Registrant’s securities filed as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 15, 2022.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The Registrant expects to enter into customary indemnification agreements with its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Registrant or on the Registrant’s behalf.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Document Description
5.1	Opinion of Pryor Cashman LLP

10.1	Kandi Technologies Group, Inc. 2008 Omnibus Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed with the Commission on January 6, 2009)

10.2	Amendment to the 2008 Omnibus Long-Term Incentive Plan (Incorporated herein by reference to Exhibit A to the Proxy Statement on Schedule 14A filed with the Commission on April 10, 2015)

10.3	Amendment No. 2 to the 2008 Omnibus Long-Term Incentive Plan

23.1	Consent of Kreit & Chiu CPA LLP

23.2	Consent of Pryor Cashman LLP (included as part of Exhibit 5.1)

107	Filing Fee Table

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jinhua, the People’s Republic of China, on September 11, 2023.

Kandi Technologies Group, Inc.

By:	/s/ Dong Xueqin
Name:	Dong Xueqin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dong Xueqin	President and Chief Executive Officer	September 11, 2023
Dong Xueqin	(Principal Executive Officer)

/s/ Jehn Ming Lim	Chief Financial Officer	September 11, 2023
Jehn Ming Lim	(Principal Financial Officer and Principal Accounting Officer)

/s/ Hu Xiaoming	Chairman of the Board	September 11, 2023
Hu Xiaoming

/s/ Chen Liming	Director	September 11, 2023
Chen Liming

/s/ Lin Yi	Director	September 11, 2023
Lin Yi

/s/ Jerry Lewin	Director	September 11, 2023
Jerry Lewin

/s/ Henry Yu	Director	September 11, 2023
Henry Yu

/s/ Wang Lin	Director	September 11, 2023
Wang Lin

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